Exhibit 99.1

                                                  NEWS

Charter Offers $750 Million Senior Unsecured Notes and
Announces Tender Offers for Debt Securities

ST. LOUIS, MO – January 11, 2012 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, the “Company” or “Charter”) today announced that its subsidiaries, CCO Holdings, LLC and CCO Holdings Capital Corp., intend to publicly offer $750 million in aggregate principal amount of senior unsecured notes due 2022.
The offering and sale of the notes will be made pursuant to a registration statement on Form S-3 previously filed with the Securities and Exchange Commission (“SEC”), as amended. Credit Suisse Securities (USA) LLC will act as the Lead Bookrunning Manager for the offering. The offering will be made only by means of a prospectus supplement dated January 11, 2012 and the accompanying base prospectus, copies of which may be obtained on Charter’s website at www.charter.com, the SEC’s website at www.sec.gov, or by contacting Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010, 1-800-221-1037.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A registration statement relating to the securities is effective.
Charter intends to use the net proceeds from the sale of the notes and borrowings under its revolving credit facility to finance tender offers by its subsidiaries. In the tender offers Charter Communications Operating, LLC (“Charter Operating”) is offering to purchase any and all of its outstanding 8.00% senior second lien notes due 2012 (the “2012 Notes”) and 10.875% senior second lien notes due 2014 (the “2014 Notes”). The aggregate consideration that would be required to purchase all outstanding 2012 Notes and 2014 Notes (assuming that all 2012 Notes and 2014 Notes are tendered prior to to 5:00 p.m., Eastern Standard Time (EST), on January 25,

2012, unless such time is extended by the Company for any series of Notes (the “Early Tender/Consent Deadline”)) would be $843 million (the “Maximum Purchase Price”). To the extent the aggregate consideration (exclusive of accrued and unpaid interest) paid for 2012 Notes and 2014 Notes is less than the Maximum Purchase Price, CCH II is offering to purchase its 13.50% senior notes due 2016 (the “2016 Notes” and, together with the 2012 Notes and the 2014 Notes, the “Notes”) for aggregate consideration (excluding accrued interest) of up to the lesser of (i) $250 million and (ii) the Maximum Purchase Price less the amount expended to purchase 2012 Notes and 2014 Notes in the tender offers (excluding accrued interest). Charter Operating is also seeking consents (the “Consent Solicitations”) from the holders of the 2012 Notes and 2014 Notes to amendments (the “Proposed Amendments”) to remove the covenants under the indentures governing those Notes. Notes that are validly tendered prior to the Early Tender/Consent Deadline, and accepted for purchase, will receive the total consideration set forth in the table below per $1,000 aggregate principal amount of Notes plus accrued and unpaid interest:

Issuer	CUSIP Nos.	Title of Security	Early Tender/Consent Deadline	Tender Offer Consideration	Consent Fee/Early Tender Payment(1)	Total Consideration
Charter Operating	161175AA2 U16109AA5	8.000% Senior Second Lien Notes due 2012	5:00 P.M., EST, on January 25, 2012	$994.40	$25.00	$1,019.40
Charter Operating	161175AG9 U16109AC1	10.875% Senior Second Lien Notes due 2014	5:00 P.M., EST, on January 25, 2012	$1,043.35	$25.00	$1,068.35
CCH II	12502CAS0 12502CAT8	13.500% Senior Notes due 2016	5:00 P.M., EST, on January 25, 2012	$1,130.00	$25.00	$1,155.00

(1) Represents a consent fee for the 2012 Notes and 2014 Notes and an early tender premium for the 2016 Notes.

Each tender offer is scheduled to expire at 11:59 p.m. EST, on February 8, 2012, unless extended or earlier terminated with respect to any series of Notes (the “Expiration Date”). The Consent Solicitations are scheduled to expire at 5:00 p.m. EST, on January 25, 2012 unless extended or earlier terminated with respect to any series of Notes. Tendered Notes may be withdrawn and related consents to the Proposed Amendments may be revoked at any time on or prior to 5:00 p.m. EST, on January 25, 2012, unless such time is extended by the Company with respect to any series of Notes (the “Withdrawal Deadline”). Tenders of Notes and consents to the Proposed Amendments may not be withdrawn after the Withdrawal Deadline except to the extent required by applicable law. Holders of 2012 Notes and 2014 Notes may not tender their 2012 Notes and 2014 Notes without consenting to the Proposed Amendments with respect to such Notes and may not withdraw their consents to the Proposed Amendments with respect to such

Notes without withdrawing the related Notes from the tender offers. Payment for 2012 Notes and 2014 Notes validly tendered and not validly withdrawn on or prior to the applicable Early Tender/Consent Deadline and accepted for purchase will be made promptly following the Early Tender/Consent Deadline. Payment for 2012 Notes and 2014 Notes tendered after the Early Tender/Consent Deadline and 2016 Notes accepted for purchase will be made promptly following the Expiration Date. Holders of Notes that are validly tendered after the applicable Early Tender/Consent Deadline and on or prior to the applicable Expiration Date, and accepted for purchase, will receive only the applicable tender offer consideration set forth in the table above and not the applicable early tender payment or consent fee. Accrued interest up to, but not including, the applicable payment date of the Notes will be paid in cash on all validly tendered and accepted Notes.
The consummation of the tender offers for the 2012 Notes, 2014 Notes and for the 2016 Notes is conditioned upon consummation of the proposed financing arrangements. The Proposed Amendments will become effective with respect to the indentures governing the 2012 Notes and/or the 2014 Notes only upon consummation of the related tender offer and only if consents are received with respect to a majority in aggregate principal amount of the applicable outstanding series of Notes. Each tender offer and, in the case of the 2012 Notes and the 2014 Notes, the related Consent Solicitation is also subject to the satisfaction or waiver of certain other conditions as set forth in the Offer to Purchase and Consent Solicitation referred to below.
The complete terms and conditions of the tender offers and the Consent Solicitations are set forth in an Offer to Purchase and Consent Solicitation Statement that is being sent to holders of the Notes. Holders are urged to read this document carefully before making any decision with respect to the tender offers and Consent Solicitations. Holders of Notes must make their own decisions as to whether to tender their Notes and consent to the Proposed Amendments, and if they decide to do so, the principal amount of the Notes to tender.
Holders may obtain copies of the Offer to Purchase and Consent Solicitation Statement from the Information Agent for the tender offers and Consent Solicitations, Global Bondholder Services Corporation, at (212) 430-3774 (collect) and (866) 389-1500 (toll free).
Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and UBS Securities LLC are serving as the Dealer Managers for the tender offer. Questions regarding the tender offers and Consent Solicitations may be directed to Credit Suisse Securities (USA) LLC,

Liability Management Group at (800) 820-1653 (toll free) or (212) 325-5912 (collect); Citigroup Global Markets Inc., Liability Management Group at (800) 558-3745 (toll free) or (212) 723-6106 (collect) or UBS Securities LLC at (888) 719-4210 (toll free).
Neither the Company, CCO Holdings, CCH II, the Dealer Managers, the Information Agent nor any other person makes any recommendation as to whether holders of Notes should tender their Notes and deliver consents to the Proposed Amendments, and no one has been authorized to make such a recommendation.
This announcement is not an offer to purchase, or the solicitation of an offer to sell the Notes. The tender offers may only be made pursuant to the terms of the Offer to Purchase and Consent Solicitations and the related Letter of Transmittal.

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Contact:

Media:	Analysts:
Anita Lamont	Robin Gutzler
314-543-2215	314-543-2389

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity," "tentative," "positioning" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

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our ability to sustain and grow revenues and free cash flow by offering video, Internet, telephone, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures and the difficult economic conditions in the United States;

•
the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, and digital subscriber line (“DSL”) providers and competition from video provided over the Internet;

•	general business conditions, economic uncertainty or downturn, high unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	the effects of governmental regulation on our business;

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the availability and access, in general, of funds to meet our debt obligations, prior to or when they become due, and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets; and

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our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.